UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, we and Robert B. Goergen, our chairman and chief executive officer, entered into an amendment to his employment agreement primarily for the purpose of accelerating the time for payment of his deferred supplemental pension benefit obligation.  Accordingly, we have agreed, (1) during the period from February 1, 2008 until the earlier of July 31, 2010 or the last day of his employment, to pay to Mr. Goergen an additional annualized salary of $500,000, which shall be in addition to his base salary and any incentive award, and (2) in January 2008, to make a payment to Mr. Goergen in the amount of $790,374, which represents a supplemental pension benefit in the quarterly amount of $125,000, retroactive to August 1, 2006, with six percent interest compounded annually.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amendment No. 5, dated as of December 13, 2007, to the Employment Agreement dated as of August 1, 2000, as amended between Blyth, Inc., a Delaware corporation, and Robert B. Goergen

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: December 18, 2007	By:	/s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President and General Counsel